UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                      The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 25, 2005


                      BLACKROCK KELSO CAPITAL CORPORATION
                      -----------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                  814-00712                   20-2725151
 ---------------------------      ------------              ------------------
(State or other jurisdiction       (Commission                 (IRS Employer
       of incorporation)           File Number)             Identification No.)


    40 East 52nd Street, New York, New York                         10022
    ---------------------------------------                       ----------
    (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (212) 810-5800
                                                           --------------

_______________________________________________________________________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

      On July 25, 2005, BlackRock Kelso Capital Corporation (the "Registrant") completed a private placement of approximately 35.4 million shares of its common stock, par value $0.001 per share (the "Common Stock"), at a price of $15.00 per share for aggregate gross proceeds to the Registrant of approximately $530.4 million, before $1.6 million in fees and estimated expenses. The issuance of the Common Stock was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to
Section 4(2) of the Act and Regulation D, Rule 506 promulgated thereunder for transactions not involving a public offering and based on the fact that the Common Stock was issued to institutional or accredited investors.

      Wachovia Capital Markets, LLC ("Wachovia"), a broker-dealer registered with the Securities and Exchange Commission and the National Association of Securities Dealers, acted as placement agent for the Registrant in connection with a portion (approximately 3% of gross proceeds) of the private placement referenced above and was paid a placement fee by the Registrant of approximately $500,000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    BlackRock Kelso Capital Corporation
                                    (Registrant)


                                    By: /s/ Michael B. Lazar
                                        -------------------------------
 Date: July 28, 2005                    Michael B. Lazar
                                        Chief Operating Officer